EXHIBIT 99.1

P R E S S   R E L E A S E

Microsemi’s Momentum Continues

•	Second Quarter Pro Forma Results of $0.07 Per Share Beat First Call Consensus Guidance of $0.06 Per Share
•	Net Sales in Second Quarter Increase 5% over First Quarter
•	Pro Forma Gross Margins Increase 100 Basis Points over First Quarter
•	Pro Forma Net Income Increases 24% over First Quarter
•	Positive Book-to-Bill Ratio of 1.12 for Second Quarter

Irvine, CA – (BusinessWire) – April 22, 2004 – Microsemi Corporation (Nasdaq: MSCC) today reported results for its fiscal 2004 second quarter.

Net sales for the quarter ended March 28, 2004 were $57.7 million, up 20% from net sales of $48.2 million in the second quarter of 2003, and up 5% from net sales of $54.9 million in the first quarter. Second quarter pro forma net income was $4.1 million, or $0.07 per share diluted, up 412% from $0.8 million, or $0.01 per share diluted in the second quarter of last year and up 24% from the $3.3 million, or $0.05 per share diluted, in our first quarter of fiscal year 2004. Pro forma gross margins increased to 36.1% in the second quarter, which is a 100 basis point increase over the 35.1% in the first quarter and a 450 basis point increase over the prior year second quarter. Pro forma results are explained and reconciled to GAAP results in the attached tables.

James J. Peterson, President and CEO, stated that “our business fundamentals continue to strengthen as demonstrated by this excellent quarter. Our solid execution across all of our product lines is delivering exceptional operational and financial results.”

Revenues for the first six months of fiscal 2004 were $112.7 million up 20% from the $94.1 million for the first six months of last fiscal year. Pro forma net income for the first six months of fiscal year 2004 was $7.5 million, or $0.12 per share diluted, compared to $1.0 million, or $0.02 per share diluted, in the first half of fiscal year 2003.

The book-to-bill ratio for the quarter was 1.12.

For the second quarter, our results as calculated under Generally Accepted Accounting Principles (GAAP) were $1.1 million loss, a $0.02 loss per share diluted compared to earnings of $2.1 million, or $0.04 per share diluted in the second quarter of last year. Our GAAP earnings for the first six months of fiscal year 2004 were $1.2 million, or $0.02 per share diluted compared to a loss of $14.2 million, or $0.24 loss per share diluted in the first six months of last year.

Business Outlook

The book-to-bill ratio for the first two quarters has seen positive change. Based upon this and other factors considered by management, the sales outlook for the third quarter is expected to be up 5 to 8 percent over the second quarter. Pro forma earnings per share diluted for the third quarter are expected to be from $0.08 to $0.09. Non pro forma (or GAAP) based earnings before additional restructuring-related costs related to our plant consolidations program are expected to be $0.07 to $0.08 per share diluted reflecting the recurring $0.3 million after tax charge for amortization of acquisition-related intangible costs. The pro forma gross margin percentage for the third quarter is expected to increase 110 to 160 basis points over the second quarter.

About Microsemi Corporation

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability discrete semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, military/aerospace and satellite, notebook computers and monitors, automotive and mobile connectivity applications.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring and integrating new operations or assets, closing or disposing of operations or assets, rapidly changing technology and product obsolescence, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters or litigation, difficulties in determining and maintaining adequate insurance coverage, difficulties protecting patents and other proprietary rights, inventory obsolescence and customer qualification of products, manufacturing facilities and processes. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K or more recent subsequent Forms 10-Q and 8-K filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

(Financial Tables Follow)

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Microsemi’s Momentum Continues / 3

MICROSEMI CORPORATION

Unaudited Consolidated Income Statements

(In thousands, except per share amounts)

	Quarter ended		Six months ended
	March 30, 2003	March 28, 2004	March 30, 2003	March 28, 2004
NET SALES	$48,217	$57,745	$94,086	$112,690
Cost of sales	33,490	38,521	66,330	75,258

GROSS MARGIN	14,727	19,224	27,756	37,432
Operating expenses:
Selling, general and administrative	9,091	9,353	18,108	19,060
Research and development	4,825	5,362	9,788	10,112
Amortization of intangible assets	390	304	713	606
Restructuring charges	—	5,938	686	5,964
Gain on sales of assets, net	(2,821)	—	(2,393)	—

Total operating expenses	11,485	20,957	26,902	35,742

OPERATING INCOME (LOSS)	3,242	(1,733)	854	1,690
Interest and other income (expense), net	(105)	45	(165)	135

INCOME (LOSS) BEFORE INCOME TAXES	3,137	(1,688)	689	1,825
Provision (benefit) for income taxes	1,035	(557)	227	602

Income (loss) before cumulative effect of a change in accounting principle	2,102	(1,131)	462	1,223
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(14,655)	—

NET INCOME (LOSS)	$2,102	$(1,131)	$(14,193)	$1,223

Basic and Diluted earnings (loss) per share
Earnings (loss) before a change in accounting principle	$0.04	$(0.02)	$0.01	$0.02
Change in accounting principle	—	—	(0.25)	—

Earnings (loss) per share	$0.04	$(0.02)	$(0.24)	$0.02

Common and common equivalent shares outstanding:
Basic	57,868	59,119	57,840	58,356
Diluted	58,680	59,119	58,246	60,990

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MICROSEMI CORPORATION
Schedule Reconciling Pro Forma Earnings to GAAP Earnings
(in thousands, except per share amounts)

	Quarter ended		Six months ended
	March 30, 2003	March 28, 2004	March 30, 2003	March 28, 2004
GAAP NET INCOME (LOSS)	$2,102	$(1,131)	$(14,193)	$1,223

The pro forma amounts have been adjusted to exclude the following items:

Excluded from cost of sales
Other non-operating expenses	$509	$1,637	$1,770	$2,731

Excluded from operating expenses
Amortization of intangible assets	390	304	713	606
Cumulative effect of a change in accounting principle for goodwill	—	—	22,705	—
Gain on sales of assets, net	(2,821)	—	(2,393)	—
Restructuring related costs	—	5,938	686	5,964

	(1,922)	7,879	23,481	9,301
Income tax effect	(634)	2,600	8,306	3,070

Net effect of adjustments to GAAP net income	$(1,288)	$5,279	$15,175	$6,231

PRO FORMA NET INCOME	$814	$4,148	$982	$7,454

Schedule Reconciling Reported Financial Ratios
	Quarter ended
	March 30, 2003	December 28, 2003	March 28, 2004
GAAP gross margin	30.5%	33.1%	33.3%
Adjustment	1.1%	2.0%	2.8%
Pro forma gross margin	31.6%	35.1%	36.1%

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Microsemi uses a non-GAAP conforming, or pro forma measure of results that equals GAAP results adjusted to exclude certain costs, expenses and gains. Pro forma results give an indication of Microsemi’s baseline performance in regard to the operating results before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma results are among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Microsemi computes pro forma results principally by adjusting GAAP results with the impact of acquisition-related charges, restructuring charges, and other non-recurring charges and credits.

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MICROSEMI CORPORATION

Pro Forma Consolidated Income Statements

(In thousands, except per share amounts)

	Quarter ended		Six months ended
	March 30, 2003	March 28, 2004	March 30, 2003	March 28, 2004
NET SALES	$48,217	$57,745	$94,086	$112,690
Cost of sales	32,981	36,884	64,560	72,527

GROSS MARGIN	15,236	20,861	29,526	40,163
Operating expenses:
Selling, general and administrative	9,091	9,353	18,108	19,060
Research and development	4,825	5,362	9,788	10,112

Total operating expenses	13,916	14,715	27,896	29,172

OPERATING INCOME	1,320	6,146	1,630	10,991
Interest and other income (expense), net	(105)	45	(165)	135

INCOME BEFORE INCOME TAXES	1,215	6,191	1,465	11,126
Provision for income taxes	401	2,043	483	3,672

PRO FORMA NET INCOME	$814	$4,148	$982	$7,454

Pro Forma Earnings per share:
Basic	$0.01	$0.07	$0.02	$0.13
Diluted	$0.01	$0.07	$0.02	$0.12
Common and common equivalent shares outstanding:
Basic	57,868	59,119	57,840	58,356
Diluted	58,680	62,876	58,246	60,990

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MICROSEMI CORPORATION
Condensed Unaudited Consolidated Balance Sheets
(in thousands)

	September 28, 2003	March 28, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$29,353	$39,202
Accounts receivable, net	28,866	32,024
Inventories	53,679	55,051
Deferred income taxes	5,239	5,239
Other current assets	1,234	1,501

Total current assets	118,371	133,017

Property and equipment, net	62,973	60,428
Deferred income taxes	10,162	10,162
Goodwill	3,258	3,258
Other intangible assets, net	6,622	6,017
Other assets	4,257	4,332

TOTAL ASSETS	$205,643	$217,214

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$31,203	$37,637
Long-term debt	449	425
Other long-term liabilities	4,131	3,956
Shareholders’ equity	169,860	175,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,643	$217,214

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